EXHIBIT 6

July 29, 2016

República Oriental del Uruguay
c/o Ministry of Economy and Finance
C. Correo 1467
11100 Montevideo
Uruguay

Ladies and Gentlemen:

We have acted as special New York counsel to República Oriental del Uruguay (the “Republic”) in connection with the Republic’s offering pursuant to (i) a registration statement (File No. 333-189896) (the “Original Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”) and (ii) a registration statement (File No. 333-212464), filed with the Commission under Schedule B of the Securities Act (the “Rule 462(b) Registration Statement”), of (x) an additional U.S.$400,000,000 aggregate principal amount of its 4.375% USD Bonds due 2027 (the “Reopening 2027 Bonds”) which were issued under an indenture dated as of October 27, 2015 (the “2015 Indenture,”) among the Republic and The Bank of New York Mellon, as trustee, and (y) an additional U.S.$747,000,000 aggregate principal amount of its 5.100% USD Bonds due 2050 (the “Reopening 2050 Bonds” and together with the Reopening 2027 Bonds, the “Reopening Securities”) which were issued under an indenture, dated as of May 29, 2003 (the “2003 Indenture” and together with the 2015 Indenture, the “Indentures”), among the Republic, Banco Central del Uruguay (“Banco Central”), as the Republic’s financial agent, and The Bank of New York Mellon (formerly, The Bank of New York), as trustee. The Reopening 2050 Bonds form a single series with the U.S.$2,000,000,000 aggregate principal amount of 5.100% USD Bonds due 2050 and the U.S.$1,200,000,000 aggregate principal amount of 5.100% USD Bonds due 2050 issued, respectively, on June 18, 2014 and February 26, 2015. The Reopening 2027 Bonds form a single series with the U.S.$1,700,000,000 aggregate principal amount of 4.375% USD Bonds due 2027 previously issued on October 27, 2015.

The Original Registration Statement, as of July 12, 2016, the date on which the most recent Form 18K was filed as an amendment thereto, together with the Rule 462(b) Registration Statement, insofar as they relate to the Reopening Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act), but excluding the documents incorporated by reference therein, are herein called the “Registration Statements”; the related prospectus dated October 19, 2015, included in the Original Registration Statement, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus;” the preliminary prospectus supplement dated July 13, 2016, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement;” and the related prospectus supplement dated July 13, 2016, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.”

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statements;
(b)	the Final Prospectus;
(c)	executed copies of the Indentures;
(d)	executed copies of authorization certificates related to the Reopening Securities, dated as of July 20, 2016, pursuant to which the terms of the Reopening Securities were established, and
(e)	facsimile copies of the Reopening Securities in global form as executed by the Republic.

In addition, we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) that all signatures on all such agreements and documents are genuine, (ii) the accuracy as to factual matters of each document we have reviewed, and (iii) that all agreements and documents we have examined have been duly authorized, executed and delivered pursuant to Uruguayan law.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that, assuming the Indentures have been duly authorized, executed and delivered by the parties thereto and the Reopening Securities have been duly authorized by the Republic and duly executed and authenticated in accordance with the terms of the Indentures and delivered and paid for in accordance with the terms of the underwriting agreement dated as of July 13, 2016, among the Republic, acting through the Ministry of Economy and Finance, Barclays Capital Inc., BNP Paribas Securities Corp. and J.P. Morgan Securities LLC, the Reopening Securities constitute valid, binding and enforceable obligations of the Republic, entitled to the benefits of the Indentures.

In giving the foregoing opinion, (i) we have assumed that each of the Republic and the Trustee has satisfied those legal requirements that are applicable to it to the extent necessary to make the Indentures and the Reopening Securities enforceable against the parties thereto (except that no such assumption is made as to the Republic regarding matters of the federal law of the United States or the law of the State of New York that in our experience are normally applicable in relation to the Indentures and the Reopening Securities), (ii) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity, and (iii) such opinion is subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

We express no opinion as to the enforceability of paragraph 16 of the terms and conditions of the Reopening Securities relating to currency indemnity.

The enforceability in the United States of the waiver of immunities from court jurisdiction and from legal process by the Republic set forth in Section 18(a) of the Underwriting Agreement, Section 9.7 of the 2015 Indenture, Section 9.7 of the 2003 Indenture, and paragraph 15(d) of the terms and conditions of the Reopening Securities, is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976, as amended. We express no opinion as to the enforceability of any such waiver of immunity to the extent that it purports to apply to any immunity to which the Republic may become entitled after the date hereof.

We also note that the designations in Section 9.7 of the 2015 Indenture, Section 9.7 of the 2003 Indenture and paragraph 15(b) of the terms and conditions of the Reopening Securities of the U.S. federal courts located in the Borough of Manhattan, the City of New York as the venue for actions or proceedings relating to the Reopening Securities are (notwithstanding the waiver contained in Section 9.7 of the 2015 Indenture, Section 9.7 of the 2003 Indenture and paragraph 15(b) of the terms and conditions of the Reopening Securities) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to Amendment No. 1 to the Republic’s Annual Report on Form 18-K for the Fiscal Year ended December 31, 2015 and to the references to us under the heading “Validity of the Securities” in the Base Prospectus and under the heading “Validity of the Bonds” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are experts with respect to any part of the Registration Statements, including this exhibit, within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Commission issued thereunder. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By: Andrés de la Cruz

                Andrés de la Cruz, a Partner